SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2003

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                    0-11088              22-2369085
    (State or other jurisdiction       (Commission      (IRS Identification No.)
          of incorporation)            File Number)

        225 Belleville Avenue, Bloomfield, New Jersey        07003
            (Address of principal executive offices)       (Zip Code)

        Registrant's telephone number, including area code (973) 748-8082

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      Alfacell Corporation is announcing the resignation of Stanislaw M. Mikulski, M.D., F.A.C.P. as Executive Vice President, Medical Director and member of the Board of Directors of Alfacell, effective as of January 7, 2003. Alfacell's research and development will remain the responsibility of Kuslima Shogen, Alfacell's Chairman and Chief Executive Officer. The clinical program(s) will continue under the direction of Alfacell's clinical and regulatory consultants who have been with the project(s) since inception. The preparation and filing of the US and European registrations of ONCONASE(R) for malignant mesothelioma are being handled by the appropriate contract groups (data management, statistical analyses, chemistry, manufacturing and controls) as well as the overall regulatory registration strategies which had been previously determined and initiated by management.

      Upon his resignation, Dr. Mikulski requested the back salary due him for the calendar year 2002 in the amount of approximately $120,000. In addition, Dr. Mikulski requested that all options issued to him vest immediately and remain exerciasable for a period of two years from the date of resignation. We intend to resolve these issues with Dr. Mikulski as soon as possible.

      Effective as of February 3, 2003, Paul Weiss, Ph.D. was appointed to Alfacell's Board of Directors. Dr. Weiss has been President of Gala Design, a privately-held Wisconsin biotechnology company, since February 2002. He had served as a director on Gala's Board from 1998 to 2001, when he joined the management team as Senior Vice President of Business Development. Prior to joining Gala Design, Dr. Weiss was Vice President of Technology and Product Licensing at 3-Dimensional Pharmaceuticals from 1998 to 2001. Prior to joining 3-Dimensional Pharmaceuticals, Dr. Weiss was Director of Licensing for Wyeth-Ayerst Laboratories, a division of Wyeth Pharmaceuticals. Dr. Weiss holds a Ph.D. in Biochemistry and an MBA from the University of Wisconsin-Madison and a B.Sc. in Biochemistry from Carleton University Institute of Biochemistry in Ottawa, Ontario.

      This Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expert" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of Alfacell to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, Alfacell's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in Alfacell's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, Alfacell undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2003

                                                   ALFACELL CORPORATION
                                                   --------------------
                                                        (Registrant)


                                                   By: /s/ Kuslima Shogen
                                                       -----------------------
                                                       Kuslima Shogen
                                                       Chief Executive Officer